EXHIBIT 99.1

Hyperion Therapeutics Announces Second Quarter 2014 Financial Results

UCD Product Portfolio Generates $37.1 Million in Net Sales During the Quarter

--$31.6 million of RAVICTI® recognized in the quarter including $11.7 million of previously deferred revenue

--Adjusted net income of $21.1 million earned in quarter

Company to Host Conference Call Today at 4:30 p.m. ET (1:30 p.m. PT)

BRISBANE, Calif., Aug. 7, 2014 (GLOBE NEWSWIRE) -- Hyperion Therapeutics, Inc. (Nasdaq:HPTX) today reported net revenue of $37.1 million during the second quarter of 2014 from the sales of its two products for the treatment of urea cycle disorders, RAVICTI® (glycerol phenylbutyrate) Oral Liquid and BUPHENYL® (sodium phenylbutyrate) Tablets and Powder. Adjusted net income for the second quarter 2014 was $21.1 million compared to an adjusted net loss of $4.3 million in the second quarter of 2013, an increase of $25.4 million. Hyperion ended the second quarter of 2014 with cash, cash equivalents and investments of $125.5 million.

"This is a very dynamic and exciting time at Hyperion," said Donald J. Santel, president and chief executive officer of Hyperion. "Our business remains profitable. We have a strong commercial infrastructure in place to continue to grow the RAVICTI market in the US and anticipate commercializing RAVICTI outside the US in late 2015. We broadened our orphan disease portfolio by closing the Andromeda acquisition and remain focused on our corporate development efforts to expand our pipeline."

Second Quarter 2014 Financial Results

Net income as measured under U.S. generally accepted accounting principles ("GAAP") was $17.5 million, or $0.81 earnings per diluted share for the three months ended June 30, 2014 compared with a net income of $25.0 million, or $1.17 earnings per diluted share for the same period of 2013. Adjusted net income was $21.1 million, or $0.98 earnings per diluted share for the three months ended June 30, 2014 compared with an adjusted net loss of $4.3 million, or $0.21 loss per diluted share for the same period of 2013. A reconciliation of adjusted net income (loss) to GAAP net income is provided in the accompanying table below entitled "Reconciliation of GAAP Net Income to Adjusted Net Income (Loss)."

Revenue

During the three months ended June 30, 2014, Hyperion generated net product revenue of $37.1 million from sales of RAVICTI and BUPHENYL. Net product revenue for the period included $31.6 million in net product revenue from RAVICTI, a $25.4 million increase from second quarter 2013 RAVICTI sales of $6.2 million. The increase in the net product revenue for RAVICTI was primarily due to the following:

  A steady increase in the number of patients on RAVICTI since its initial commercialization in March 2013; and
  In the second quarter, Hyperion transitioned to the sell-in revenue recognition method from the sell-through method for RAVICTI. Under the sell-in method, revenue is recognized when RAVICTI is received by the specialty distributor, whereas under the sell-through method, revenue is recognized when the patient receives RAVICTI from the specialty pharmacies. In the second quarter of 2014, the Company was able to reasonably estimate sales deductions and in accordance with US GAAP, began recognizing RAVICTI revenue at the point of sale to the specialty distributor. This resulted in the recognition of an additional $11.7 million in net product revenue, representing the difference of recognizing net product revenue on a sell-in method compared to recognizing net product revenue on a sell-through method during the quarter.

For comparative purposes, the following table presents the Company's net product revenues for RAVICTI as recognized for the three months ended March 31, 2014, under the sell-through method, and as if the Company were still using the sell-through method for the three months ended June 30, 2014, which reflects a 28 percent increase in revenues from the first quarter to the second quarter:

Sell-Through Method	Three Months Ended March 31, 2014	Three Months Ended June 30, 2014

RAVICTI revenues, net	$ 15.5	$ 19.9*

(in millions)

* The $19.9 million excludes $11.7 million of previously deferred revenue and changes in inventory levels at the specialty distributor and pharmacies during the quarter.

Net product revenue from BUPHENYL was $5.7 million for the three months ended June 30, 2014 compared with $1.1 million for the same period in 2013, as we acquired BUPHENYL on May 31, 2013.

Net product revenue from RAVICTI and BUPHENYL for the three months ended June 30, 2014 was partially offset by $0.2 million of co-payment assistance, a program to reduce financial burden for patients for both RAVICTI and BUPHENYL.

Cost of Sales

Cost of sales for the three months ended June 30, 2014 was $4.5 million and consisted of RAVICTI product costs of $2.7 million and BUPHENYL product costs of $1.8 million. RAVICTI product costs included $2.5 million for royalty expenses payable under our restated collaboration agreement with Ucyclyd Pharma, Inc. Cost of sales related to the sales of RAVICTI is not representative of Hyperion's future expectations of this expense as manufacturing related expenses associated with RAVICTI sales during the second quarter of 2014 were recorded to research and development expenses in periods prior to approval.

Operating Expenses

Adjusted operating expenses were $13.6 million for the three months ended June 30, 2014 compared to $10.5 million for the three months ended June 30, 2013. On a GAAP basis, operating expenses were $17.1 million for the second quarter 2014 compared to $12.1 million for the same period in 2013.

Research and Development (R&D)

Adjusted R&D expenses were $3.8 million for the three month periods ended June 30, 2014 compared to $2.4 million for the three months ended June 30, 2013. On a GAAP basis, R&D expenses were $4.0 million for the second quarter of 2014 compared to $2.6 million for the same period in 2013. The increase in R&D expenses over the prior year period was primarily due to an increase in employee-related costs, regulatory costs and expenses incurred by Andromeda from the date of acquisition to the reporting period end date.

Selling, General, and Administrative (SG&A)

Adjusted SG&A expenses increased by $1.7 million to $9.8 million for the three months ended June 30, 2014 compared to $8.1 million for the three months ended June 30, 2013. On a GAAP basis, SG&A expense was $11.4 million for the second quarter of 2014 compared to $9.2 million for the same period in 2013. The increase in expenses was primarily due to an increase in employee-related costs and other commercial and administrative related infrastructure expenses; and expenses incurred by Andromeda from the date of acquisition to the reporting period end date.

Amortization of Intangible Asset

Amortization of intangible asset was $1.0 million for the three months ended June 30, 2014 compared to $0.3 million for the three months ended June 30, 2013. The amortization of intangible asset expense pertains to the amortization expense for the BUPHENYL product rights acquired as part of the BUPHENYL acquisition on May 31, 2013.

Change in acquisition-related contingencies

Change in the acquisition-related contingencies was $0.7 million for the three months ended June 30, 2014. This amount represents the change in the acquisition-related contingencies between the Andromeda acquisition date and the period end reporting date.

Interest income

Interest income for the three months ended June 30, 2014 was $0.1 million and primarily includes interest income on investments.

Interest expense

Interest expense was $0.3 million and $0.4 million for the three months ended June 30, 2014 and 2013, respectively and primarily includes interest payment on the notes payable.

Gain from settlement of retention option

The gain from settlement of retention option was $31.1 million for the three months ended June 30, 2013. On May 31, 2013, Hyperion acquired the BUPHENYL product rights from Ucyclyd. In accordance with the restated and amended collaboration agreement, Ucyclyd made a payment to Hyperion for retaining the rights to AMMONUL of $32.0 million which was off-set by the amount due to Ucyclyd of $19.0 million for the purchase of the BUPHENYL product rights and $2.0 million for the purchase of BUPHENYL inventory resulting in net payment to Hyperion of $11.0 million. The gain was determined based on the $11.0 million net payment received from Ucyclyd plus the BUPHENYL purchase price of $20.4 million (representing fair values of BUPHENYL product rights and inventories) offset by the book value of the option to purchase rights to BUPHENYL and AMMONUL of $0.3 million previously recorded in 2012.

Cash and Cash Equivalents and Investments

As of June 30, 2014, Hyperion had cash and cash equivalents and investments of $125.5 million, an increase of $1.0 million from March 31, 2014. Included in this cash balance is approximately $10.9 million in cash consideration related to the Andromeda acquisition that was not paid until July 2014.

2014 Financial Guidance Update

In 2014, Hyperion expects total net revenues to be in the range of $105 to $110 million. We anticipate total net revenues for RAVICTI to range from $89 to $93 million and BUPHENYL net revenues to range from $16 to $17 million. Hyperion maintains its adjusted 2014 operating expense (R&D and SG&A) guidance, in the range of $66 to $78 million which excludes amortization expense, stock-based compensation expense, and change in acquisition-related contingencies related to the Andromeda acquisition. Hyperion expects amortization expense and stock-based compensation expense to be approximately $4 to $5 million and $7.5 to $8.5 million, respectively.

Conference Call and Webcast

Hyperion's management will discuss the company's financial results and provide a general business update, during its conference call beginning at 4:30 p.m. EDT/1:30 p.m. PDT today, Thursday, August 7, 2014.

To access the live teleconference, please dial (877) 847-7188 (U.S.) or (408) 427-3787 (International) and reference the conference ID# 77704920. To access the webcast and replay, please go to the Events & Presentation page on the Investors section of the company's web site at www.hyperiontx.com.

About Hyperion Therapeutics

Hyperion Therapeutics, Inc. is a commercial stage biopharmaceutical company committed to developing and delivering life-changing treatments for orphan diseases. The company's first commercial product, RAVICTI® (glycerol phenylbutyrate) Oral Liquid, was approved in February 2013 and is currently being marketed in the United States. The company also owns worldwide rights to BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, which it markets in the U.S. The compound is also marketed in ex-U.S. geographies through business partners. In addition, the company is developing glycerol phenylbutyrate for the potential treatment of hepatic encephalopathy and DiaPep 277, a first-in-class immunotherapy for the potential treatment of new onset of Type 1 diabetes. For more information, please visit www.hyperiontx.com.

For additional Important Safety Information including Warnings and Precautions, Adverse Events, Drug Interactions, and Special Populations, please see full Prescribing Information (PDF) and Medication Guide (PDF) for RAVICTI at http://www.hyperiontx.com/sites/default/files/RAVICTI_Prescribing_Information.pdf and for BUPHENYL at http://www.hyperiontx.com/sites/default/files/BUPHENYL_Prescribing_Information.pdf.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Hyperion, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, among others, expectations about 2014 net revenues, 2014 adjusted operating expenses excluding amortization of the BUPHENYL intangible asset, stock-based compensation, change in acquisition-related contingencies related to the Andromeda acquisition, 2014 amortization and stock-based compensation expenses and future cost of sales for RAVICTI and statements related to the potential for benefits through market expansion of RAVICTI or the acquisition by Hyperion of Andromeda. Hyperion undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties relating to the business of the company in general, see the "Risk Factors" section of Hyperion's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2014, and in any subsequent filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This press release and the reconciliation table included herein includes the following non-GAAP financial measures: adjusted net income (loss), adjusted net income (loss) – basic and diluted per share, adjusted operating expense; adjusted cost of sales expense; adjusted R&D expense; and adjusted SG&A expense. A description of the adjusted calculations and reconciliation to the comparable GAAP financial measures is provided in the accompanying table entitled "Reconciliation of GAAP Net Income to Adjusted Net Income (Loss)." The company has not provided a GAAP reconciliation for its forward-looking non-GAAP financial measures, such as 2014 adjusted operating expense, because such measures are not available without unreasonable efforts. The company cannot predict the timing or amount of stock compensation expense that it excluded from the forward-looking non-GAAP financial measures because such expense depends on additional personnel we may or may not hire, which could potentially be significant to the calculation of our GAAP financial measures for future fiscal periods. Hyperion management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The items excluded include such items such as non-cash expenses, non-recurring expenses and items that impact comparability to our peers. Hyperion management believes the non-GAAP information is useful for investors by offering the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect the Company. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.

Hyperion Therapeutics, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Product revenue, net	$ 37,095	$ 7,305	$ 56,577	$ 8,088
Total revenues	37,095	7,305	56,577	8,088

Costs and expenses:
Cost of sales	4,473	875	6,856	943
Research and development	4,046	2,562	7,264	4,401
Selling, general and administrative	11,365	9,220	22,536	17,164
Amortization of intangible asset	1,014	329	2,028	329
Change in acquisition-related contingencies	704	—	704	—
Total costs and expenses	21,602	12,986	39,388	22,837
Income (loss) from operations	15,493	(5,681)	17,189	(14,749)
Interest income	140	11	278	12
Interest expense	(269)	(387)	(569)	(795)
Gain from settlement of retention option	—	31,079	—	31,079
Other income (expense) - net	(4)	—	(194)	500
Income before income taxes	15,360	25,022	16,704	16,047
Income tax benefit	(2,119)	—	(2,031)	—
Net income	$ 17,479	$ 25,022	$ 18,735	$ 16,047
Net income per share:
Basic	$ 0.86	$ 1.25	$ 0.92	$ 0.86
Diluted	$ 0.81	$ 1.17	$ 0.87	$ 0.80

Weighted average number of shares used to compute net income per share of common stock:
Basic	20,335,618	20,050,987	20,263,803	18,716,332
Diluted	21,613,996	21,358,275	21,572,716	19,978,089

Hyperion Therapeutics, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2014	December 31, 2013 (1)
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$ 80,637	$ 74,232
Short-term investments	42,278	28,045
Accounts receivable, net	19,437	4,419
Inventories, net	2,907	3,513
Prepaid expenses and other current assets	971	1,403

Total current assets	146,230	111,612
Long-term investments	2,632	15,780
Property and equipment, net	1,056	936
Intangible asset, net	147,126	13,442
Goodwill	3,789	—
Other non-current assets	1,343	749

Total assets	$ 302,176	$ 142,519

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$ 6,821	$ 2,292
Accrued liabilities and other	31,335	12,187
Notes payable, current portion	5,086	5,652

Total current liabilities	43,242	20,131
Notes payable, net of current portion	685	2,621
Deferred rent	361	81
Acquisition-related contingent consideration	69,456	—
Acquisition-related contingent liability	34,497	—
Deferred tax liability	3,167	—

Total liabilities	151,408	22,833

Stockholders' equity
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	254,403	242,109
Accumulated other comprehensive loss	(2)	(55)
Accumulated deficit	(103,635)	(122,370)

Total stockholders' equity	150,768	119,686

Total liabilities and stockholders' equity	$ 302,176	$ 142,519

(1)Derived from the audited financial statements, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 7, 2014.

Hyperion Therapeutics, Inc.
Reconciliation of GAAP Net Income to Adjusted Net Income (Loss)
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income:
Net Income GAAP	$ 17,479	$ 25,022	$ 18,735	$ 16,047
Adjustments:
Gain from settlement of retention option (a)	—	(31,079)	—	(31,079)
Release of step-up on acquired BUPHENYL inventory (b)	—	204	206	204
Employee stock-based compensation (c)	1,894	1,253	3,262	1,759
Change in acquisition-related contingencies (d)	704	—	704	—
Amortization of intangible asset (e)	1,014	329	2,028	329
Adjusted Net income (loss)	$ 21,091	$ (4,271)	$ 24,935	$ (12,740)

Cost of sales expense:
Cost of sales expense- GAAP	$ 4,473	$ 875	$ 6,856	$ 943
Adjustments:
Release of step-up on acquired BUPHENYL inventory (b)	—	(204)	(206)	(204)
Employee stock-based compensation (c)	(40)	(2)	(42)	(3)
Adjusted Cost of sales expense	$ 4,433	$ 669	$ 6,608	$ 736

Operating expense (Research and development expense, Selling, general and administrative expense, amortization of intangible asset expense and change in acquisition-related contingencies expense):
Operating Expense – GAAP	$ 17,129	$ 12,111	$ 32,532	$ 21,894
Adjustments:
Employee stock-based compensation (c)	(1,854)	(1,251)	(3,220)	(1,756)
Change in acquisition-related contingencies (d)	(704)	—	(704)	—
Amortization of intangible asset (e)	(1,014)	(329)	(2,028)	(329)
Adjusted Operating expense	$ 13,557	$ 10,531	$ 26,580	$ 19,809

Research and development expense:
Research and development expense – GAAP	$ 4,046	$ 2,562	$ 7,264	$ 4,401
Adjustments:
Employee stock-based compensation (c)	(278)	(143)	(425)	(235)
Adjusted Research and development expense	$ 3,768	$ 2,419	$ 6,839	$ 4,166
Selling, general and administrative expense:
Selling, general and administrative expense – GAAP	$ 11,365	$ 9,220	$ 22,536	$ 17,164
Adjustments:
Employee stock-based compensation (c)	(1,576)	(1,108)	(2,795)	(1,521)
Adjusted Selling, general and administrative expense	$ 9,789	$ 8,112	$ 19,741	$ 15,643

Adjusted Earnings (loss) per share:
Adjusted Net income (loss)	$ 21,091	$ (4,271)	$ 24,935	$ (12,740)
Adjusted Weighted average shares
Basic	20,335,618	20,050,987	20,263,803	18,716,332
Diluted	21,613,996	20,050,987	21,572,716	18,716,332

Adjusted net income (loss) per share
Basic	$ 1.04	$ (0.21)	$ 1.23	$ (0.68)
Diluted	$ 0.98	$ (0.21)	$ 1.16	$ (0.68)

Hyperion is providing adjusted information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors' understanding of the company's performance. This information should be considered in addition to, but not in lieu of, information prepared in accordance with GAAP.

Explanation of adjustments:

(a) Gain from retention payment: Exclude the one-time gain related to the acquisition of the BUPHENYL product rights.

(b) Release of step-up on acquired BUPHENYL inventory: Exclude the one-time expense related to the release of step-up of acquired BUPHENYL inventory.

(c) Employee stock-based compensation: Exclude the non-cash employee stock-based compensation.

(d) Change in acquisition-related contingencies: Exclude the change in acquisition-related contingencies related to the acquisition of Andromeda.

(e) Amortization of Intangible asset: Exclude the amortization of intangible asset related to the acquisition of the BUPHENYL product rights.

CONTACT: Myesha Edwards
         Investor Relations and Corporate Communications
         650 745 7829